POWER OF ATTORNEY The undersigned hereby constitutes and appoints Matt Mazza, Ida Kane, and Jaimie Kostiuk, or any of them signing individually, the undersigned's true and lawful attorney-in-fact (each, an “Attorney-in-Fact”) to: (1) complete and execute, for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or beneficial owner of more than ten percent (10%) of any equity securities of AppFolio, Inc., a Delaware corporation (the “Company”), Forms 3, 4 and 5, and Schedules 13D and 13G, and such other forms and documents, including any amendments to any of the foregoing, as such Attorney-In-Fact shall in his or her discretion determine to be required or advisable pursuant to Section 16(a) and Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of, or in respect of, the undersigned’s ownership, acquisition or disposition of securities of the Company; (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such forms and schedules, including any amendments thereto, and timely file such forms and schedules, including any amendments thereto, with the United States Securities and Exchange Commission (the “SEC”), and any securities exchange or similar authority; and (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such information as such Attorney-in-Fact may approve in such Attorney-in-Fact's discretion. The undersigned hereby grants to each such Attorney-in-Fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that each such Attorney- in-Fact, or each such Attorney-in-Fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing Attorneys-in-Fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16(a) and Section 13(d) of the Exchange Act. The undersigned agrees that each such Attorney-in-Fact may rely entirely on information furnished orally or in writing by the undersigned to each such Attorney-in-Fact. The undersigned also agrees to indemnify and hold harmless the Company and each such Attorney-in-Fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based on any untrue statement or omission of necessary facts in the information provided by the undersigned to such Attorney-in-Fact for purposes of executing, acknowledging, delivering and filing Forms 3, 4 and 5, and Schedules 13D and 13G, including any amendments thereto, and agrees to reimburse the Company and each such Attorney-in-Fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5, or Schedules 13D and 13G, with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing Attorneys-in-Fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this __ day of ___________, 20__. William Shane Trigg 12/18/2020

TRANSACTION DETAILS DOCUMENT DETAILS Reference Number BB5962BA-1761-4F5F-ADE8-7DA8F825A9B1 Transaction Type Signature Request Sent At 12/18/2020 13:02 EST Executed At 12/18/2020 19:02 EST Identity Method email Distribution Method email Signed Checksum 307ed6dfb1d9df24e85ad94c818b007237b5bf8bc0c952c25c3deeb849ac86e0 Signer Sequencing Disabled Document Passcode Disabled Document Name Appfolio - Power Of Attorney Shane Trigg Filename appfolio_-_power_of_attorney_shane_trigg.docx Pages 1 page Content Type application/vnd.openxmlformats-officedocument.wordprocessingml.document File Size 19.9 KB Original Checksum 6f7caa11a095f08069d79615b33bf0d42c7fe41028a52c748e3bf956d2abb710 SIGNERS SIGNER E-SIGNATURE EVENTS Name Shane Trigg Email shane.trigg@appfolio.com Components 2 Status signed Multi-factor Digital Fingerprint Checksum a4e453e250dca2abd5d3e44b16d80aba2df93d984ea6bd23d12efaf863e7678a IP Address 98.253.32.107 Device Chrome via Mac Drawn Signature Signature Reference ID B5FB152B Signature Biometric Count 342 Viewed At 12/18/2020 19:00 EST Identity Authenticated At 12/18/2020 19:02 EST Signed At 12/18/2020 19:02 EST AUDITS TIMESTAMP AUDIT 12/18/2020 13:02 EST Maria Martinez (maria.martinez@appfolio.com) created document 'appfolio_-_power_of_attorney_shane_trigg.docx' on Chrome via Mac from 70.185.179.232. 12/18/2020 13:02 EST Shane Trigg (shane.trigg@appfolio.com) was emailed a link to sign. 12/18/2020 19:00 EST Shane Trigg (shane.trigg@appfolio.com) viewed the document on Chrome via Mac from 98.253.32.107. 12/18/2020 19:02 EST Shane Trigg (shane.trigg@appfolio.com) authenticated via email on Chrome via Mac from 98.253.32.107. 12/18/2020 19:02 EST Shane Trigg (shane.trigg@appfolio.com) signed the document on Chrome via Mac from 98.253.32.107. S IGNATURE CERTIF ICATE RE F E RENC E NUMB ER BB5962BA-1761-4F5F-ADE8-7DA8F825A9B1